Exhibit 23.1

We consent to the use of our report dated January 12, 2010 relating to the financial statements of Power Air Corporation (the "Company") that are included in the Company's annual report on Form 10-K for the year ended September 30, 2009, which is incorporated by reference in the Company's Form S-8 Registration Statement filed with the United States Securities and Exchange Commission on July 3, 2006.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
January 12, 2010